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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 14, 2006
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release
Press Release
PowerPoint Slides

Item 1.01. Entry into a Material Definitive Agreement.
     On November 14, 2006, LodgeNet Entertainment Corporation (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) to acquire the operating assets, including technology and intellectual property, and assume certain trade payables of StayOnline, Inc. (“StayOnline”). The purchase price of the acquisition is $15,000,000, subject to adjustments. The Company and StayOnline have made customary representations, warranties and covenants in the Purchase Agreement. The completion of the Purchase Agreement is subject to the satisfaction of customary conditions. The Company expects the closing on the acquisition to occur in the first quarter of 2007.
     The press release issued by the Company relating to the Purchase Agreement is furnished as Exhibit 99.1.
Item 7.01. Regulation FD Disclosure.
     The Company made a presentation today at the Bear Stearns SMid-Cap Investor Conference regarding its operations and business. The PowerPoint slide presentation used during the Company's presentation at the Bear Stearns SMid-Cap Investor Conference regarding its operations and business is furnished as Exhibit 99.3 and the press release regarding the Company's presentation at the conference is furnished as Exhibit 99.2.
     The information in Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1	Press Release regarding Material Definitive Agreement (furnished)

99.2	Press Release regarding Presentation at Bear Stearns SMid-Cap Investor Conference (furnished)

99.3	PowerPoint Slides regarding Presentation at Bear Stearns SMid-Cap Investor Conference (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2006	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Office